UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2022 (March 16, 2022)

AXCELLA HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (857) 320-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AXLA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On March 17, 2022, David R. Epstein, a member of the board of directors (the “Board”) of Axcella Health Inc. (the “Company” or “Axcella”), doing business as “Axcella Therapeutics”, and the Company mutually agreed to terminate the Consulting Agreement, dated August 19, 2019 between Mr. Epstein and the Company (the “Consulting Agreement”), such termination to be effective immediately. The Consulting Agreement was terminated in connection with a new compensation arrangement for Mr. Epstein’s service as the non-executive chairman of the Board, as set forth in Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 16, 2022, Stephen Hoge, M.D., a member of the Board, notified the Company that he will not stand for reelection as a director upon expiration of his current term. Dr. Hoge’s term expires on the date of the Company’s annual meeting of stockholders of 2022 (the “2022 Annual Meeting”). Dr. Hoge has served on the Board since May 2014, is currently a member of the Board’s Compensation Committee and will serve in his current position until the 2022 Annual Meeting. Dr. Hoge’s decision to let his term expire and not to stand for reelection at the 2022 Annual Meeting was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 17, 2022, Gregory Behar, a member of the Board, notified the Company of his resignation from the Board, effective as of the date of the 2022 Annual Meeting. Mr. Behar’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective as of his resignation, Mr. Behar will no longer be a member of the Board or any of its committees.

(e)

On March 17, 2022, in connection with the termination of the Consulting Agreement, the Board approved a new compensation arrangement for Mr. Epstein, consisting of (i) eighty thousand dollars ($80,000) in cash or cash equivalents, consisting of eighty thousand dollars ($80,000) equivalent in restricted stock units granted pursuant to the Company’s 2019 Stock Option and Incentive Plan (the “Plan”) to be priced as of May 19, 2022, the date of the 2022 Annual Meeting (the “Chairman RSUs”), such Chairman RSUs to vest monthly in equal installments of one-twelfth beginning May 31, 2022 such that the Chairman RSUs are fully vested within one year of the grant date; and (ii) an option to purchase 50,000 shares of the Company’s common stock, at an exercise price equal to the closing price of the Company’s common stock on the date of grant, granted pursuant to the Plan, with vesting of such options on the earlier of (x) the one-year anniversary of the date of the 2022 Annual Meeting or (y) the date of the 2023 annual meeting of stockholders, subject to the recipient’s continued service on the Board through such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELLA HEALTH INC.

Date: March 18, 2022	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr.
President, Chief Executive Officer and Director